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                                 FIRST AMENDMENT
                                     TO THE
                             PARTICIPATION AGREEMENT
                                      AMONG
                           MET INVESTORS SERIES TRUST,
                             METLIFE ADVISERS, LLC,
                     METLIFE INVESTORS DISTRIBUTION COMPANY,
                                       AND
                    FIRST METLIFE INVESTORS INSURANCE COMPANY

     AMENDMENT (this "Amendment") is made and entered into as of the 1st day of May, 2009 by and among MET INVESTORS SERIES TRUST, a business trust organized under the laws of the State of Delaware (the "Fund"), FIRST METLIFE INVESTORS INSURANCE COMPANY (the "Company") on its own behalf and on behalf of each of its separate accounts, METLIFE INVESTORS DISTRIBUTION COMPANY (the "Underwriter"), and METLIFE ADVISERS, LLC, a limited liability company organized under the laws of the State of Delaware (the "Adviser").

     WHEREAS, the Company, the Underwriter, and the Fund are parties to a Participation Agreement dated as of February 12, 2001 (the "Agreement");

     WHEREAS, the parties wish to amend certain provisions of the Agreement as set forth herein; and

     WHEREAS, capitalized terms used, but not defined, in this Amendment have the meanings assigned to such terms in the Agreement.

     NOW THEREFORE, in consideration of the mutual promises, representations, and warranties made herein, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

     1. References in the Agreement to Met Investors Advisory Corp. are hereby replaced with MetLife Advisers, LLC.

     2. In all other respects, the Agreement is confirmed and remains in full force and effect.

     3. This Amendment shall become effective as of the date first set forth above.

     4. If any provision of this Amendment shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Amendment shall not be affected thereby.

     5. This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instruments.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first set forth above.

                  MET INVESTORS SERIES TRUST


                     By:    /s/ Elizabeth M. Forget
                            -------------------------------------
                     Name:  Elizabeth M. Forget
                     Title: President


                  METLIFE ADVISERS, LLC


                     By:    /s/ Elizabeth M. Forget
                            -------------------------------------
                     Name:  Elizabeth M. Forget
                     Title: President and Chief Executive Officer


                  METLIFE INVESTORS DISTRIBUTION COMPANY


                     By:    /s/ Elizabeth M. Forget
                            -------------------------------------
                     Name:  Elizabeth M. Forget
                     Title: Executive Vice President and Chief Marketing Officer



                  FIRST METLIFE INVESTORS INSURANCE COMPANY


                     By:    /s/ Elizabeth M. Forget
                            -------------------------------------
                     Name:  Elizabeth M. Forget
                     Title: Executive Vice President